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                                                                     Exhibit 5.1

                                KIRKLAND & ELLIS
                Partnerships Including Professional Corporations

                             200 East Randolph Drive
                             Chicago, Illinois 60601
                                  312-861-2000


                                  June 12, 2000

Navistar Financial Securities Corporation
2850 West Golf Road
Rolling Meadows, IL  60008

               Re:     Navistar Financial Securities Corporation
                       Navistar Financial Dealer Note Master Trust
                       Registration Statement No. 333-32960

               We have acted as special counsel to Navistar Financial Securities Corporation, a Delaware corporation (the "Company"), in connection with the above-mentioned Registration Statement on Form S-3 filed with the Securities and Exchange Commission (together with the exhibits and amendments thereto, the "Registration Statement") in connection with the registration by the Company of certain Dealer Note Asset Backed Certificates (the "Certificates") to be sold from time to time in one or more series in amounts to be determined at the time of sale and to be set forth in one or more Supplements (each, a "Prospectus Supplement") to the Prospectus (the "Prospectus") included in the Registration Statement.

               As described in the Registration Statement, the Certificates will be issued by Navistar Financial Dealer Note Master Trust (the "Master Trust"). The Master Trust was formed by the Company pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of June 8, 1995, as amended, by and among the Company, Navistar Financial Corporation, a Delaware corporation, as Servicer and The Bank of New York, as Master Trust Trustee. Each series of Certificates will be issued pursuant to a supplement to the Pooling and Servicing Agreement (a "Series Supplement").

               In arriving at the opinion expressed below, among other things, we have examined and relied, to the extent we deem proper, on (i) the Pooling and Servicing Agreement (including the form of Certificates included as an exhibit thereto), (ii) the form of the Series Supplement and (iii) the form of the Underwriting Agreement to be executed by the Company and the representative of the several underwriters (the "Underwriters") to be parties thereto (the "Underwriting Agreement").

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Navistar Financial Securities Corporation
June 12, 2000
Page 2


               Subject to the assumptions, qualifications, and limitations identified in this letter, and assuming the aforementioned documents are duly executed and delivered in substantially the form we have examined, we hereby advise you that in our opinion after the Requisite Preliminary Actions identified below have been taken, the Certificates will have been validly issued and will be fully paid and non-assessable.

               The term "Requisite Preliminary Actions" means: (i) the approval by the Company's Board of Directors of resolutions authorizing the Company to execute and deliver the Underwriting Agreement, to take the actions necessary to obtain issuance of the Certificates under the Pooling and Servicing Agreement and to sell the Certificates in accordance with the terms of the Underwriting Agreement and to take the other actions contemplated by the Pooling and Servicing Agreement and the Underwriting Agreement; (ii) the issuance by any committee, group or executive of such authorization as may be required by the resolutions contemplated in clause (i) as requisite to any of the actions cited in clause (i); and (iii) the sale of the Certificates by the Company in accordance with the terms of the Underwriting Agreement and the payment to the Company of the consideration for the Certificates prescribed by the Underwriting Agreement.

               For purposes of this letter, once the Underwriters have paid for the Certificates pursuant to the Underwriting Agreement, the Certificates will be considered "fully paid and nonassessable."

               Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of Illinois. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. For purposes of our opinions we have assumed without independent investigation that factual information supplied to us for purposes of our opinions is complete and accurate.

               We consent to the filing of both this letter and the letter filed as Exhibit 8.1 of the Registration Statement as exhibits to the Registration Statement and to the reference to this firm under the caption titled "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                         Very truly yours,

                                         /s/ Kirkland & Ellis

                                         KIRKLAND & ELLIS